VERNON SALES INC.

2788 E. VERNON AVE.
VERNON, CA 90058

TEL: 323-588-2222
FAX: 323-588-6666

PURCHASE ORDER

Page
of

Number 14982

SHIP TO:

PLEASE CALL FOR DELIVERY APPT.

- [ ] **Warehouse #1** 2788 E. Vernon Ave. Vernon, CA 90058 (323) 588-2222
- [x] **Warehouse #2** 2955 E. Vernon Ave. Vernon, CA 90058 (323) 588-9009
- [ ] **Warehouse #3** 2801 E. Vernon Ave. Vernon, CA 90058 (323) 582-2226

Order Date: 1-18-13

Vendor Name: GREEN HYGENICS

Address:

City, State, Zip:

Sales Rep:

Tel:

Fax:

Requested Ship Date	Ship Via	Freight Terms	Terms
			2% 10 N.30

Qty Ord.	ITEM No.	Description	Case Pack	Unit Cost
		SENSATIONAL TOILET PAPER		
[redacted]	00404	400 SHEET 12 ROLL	4	[redacted]
[redacted]	00403	" " 6 ROLL	12	[redacted]
[redacted]	00407	220 " 4 ROLL	24	[redacted]

NOTE: Certain parts of this Purchase Order has been blacked out due to proprietary information.

[redacted]

Buyer Tom

Page Total

Grand Total